Exhibit 10.2

IOMEGA CORPORATION

1997 STOCK INCENTIVE PLAN

(as amended through February 22, 2001, and

adjusted for stock splits through September 28, 2001)

1.	PURPOSE

The purpose of this 1997 Stock Incentive Plan (the “Plan”) of Iomega Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any present or future subsidiary corporations of Iomega Corporation as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

2.	ELIGIBILITY

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options or restricted stock (each, an “Award”) under the Plan to purchase shares of the Company’s common stock, $0.03 1/3 par value per share (the “Common Stock”). In addition, non-employee directors are eligible to receive Awards of unrestricted Common stock in lieu of director fees in accordance with Section 6A. Any person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.	ADMINISTRATION, DELEGATION

(a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares subject to Awards for any one Participant to be made by such executive officers in any calendar year.

(c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). The Board shall appoint one such Committee consisting of not less than two members, each of whom shall be an “outside director” within the meaning of Section 162(m) of the

Code and a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All references in the Plan to the “Board” shall mean a Committee or the Board or the executive officer referred to in Section 3(b) to the extent of such delegation.

4.	STOCK AVAILABLE FOR AWARDS

(a) NUMBER OF SHARES. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 4,100,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 4(c), the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 500,000 shares per calendar year or, in the case of an initial Award made in connection with the employment of a new employee, 1,000,000 shares in the initial calendar year of such employee’s employment. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

(c) ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, and (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable). Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding an conclusive. If this Section 4(c) applies and Section 7(e) also applies to any event, Section 7(e) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.	STOCK OPTIONS

(a) GENERAL. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement. The exercise price of each Incentive Stock

Option granted under the Plan shall be no less than 100% of the Fair Market Value (as defined in paragraph (f)(2) of this Section 5) of the Common Stock at the time such Option is granted. The exercise price of each Nonstatutory Stock Option shall be no less than 25% of the Fair Market Value of the Common Stock at the time such Option is granted; provided however, that the maximum number of shares of Common Stock subject to Nonstatutory Stock Options granted in any calendar year at below 100% of Fair Market Value shall not exceed 10% of the total number of shares of Common Stock subject to Options granted in the prior calendar year (or, with respect to the first year of the Plan, in 1997).

(d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No Option will be granted for a term in excess of 10 years, except those options granted in foreign jurisdictions which can be granted for a term of up to 11 years.

(e) EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)	in cash or by check, payable to the order of the Company;

(2)	except as the Board may otherwise provide in an Option, (i) delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or (iii) delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith (“Fair Market Value”), which Common Stock was owned by the Participant at least six months prior to such delivery;

(3)	to the extent permitted by the Board and explicitly provided in the Option (i) by delivery of a promissory note of the Participant to the Company on terms agreed to and determined by the Board, (ii) by reduction in the amount of any liability owed by the Company to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement, or (iii) by payment of such other lawful consideration as the Board may determine; or

(4)	any combination of the above permitted forms of payment.

6.	RESTRICTED STOCK

(a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, “Restricted Stock Award”); provided, however, that the maximum number of shares of Common Stock subject to Restricted Stock Awards granted in any calendar year at below 100% of Fair Market Value shall not exceed 10% of the total number of shares of Common Stock subject to Awards made in the prior calendar year (or, with respect to the first year of the Plan, in 1997).

(b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price (which shall not be less than the par value of the Common Stock), if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6A.	STOCK IN LIEU OF DIRECTOR FEES

(a) Each non-employee director of the Company may elect, in accordance with the provisions of this Section 6A, to receive all, half or none of his or her director fees in the form of an Award under this Plan of unrestricted shares of Common stock. Such election shall be made in writing prior to January 1 of the year for which such election is to be effective and shall be irrevocable; provided, however, that in the case of 2001 such election shall be made no later than March 10, 2001. Any directed elected to the Board after the applicable deadline for making an election for any year shall have 15 days following the date he or she becomes a director to make an election pursuant to this Section 6A. If any director does not submit a timely election, such director shall be deemed to have elected to receive none of his or her director fees in the form of an Award under this Section 6A.

(b) For services rendered in the calendar quarter then ending, an Award of unrestricted shares of Common Stock will be made as of the last day of each March, June, September and December, commencing March 31, 2001, to each non-employee director who has made a timely election in accordance with Section 6A(a) to receive all or half of his or her director fees in the form of an Award under this Section 6A. The number of shares of Common Stock subject to each such Award shall be determined by dividing (1) 100% or 50%, as applicable, based on such director’s election, of the total amount payable to such director for attendance at Board and committee meetings during the quarter plus one-quarter of such director’s annual retainer and committee fees (pro rated as appropriate) by (2) the average of the high and low sales prices, regular way, of the Common stock on the issuance date of the Award, as reported by the New York Stock Exchange (without regard to any after-hours trading).

(c) The receipt of an Award under this Section 6A shall be in lieu of the cash payment of the fees as to which a director has made an election.

7.	GENERAL PROVISIONS APPLICABLE TO AWARDS

(a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone in addition to any other type of Award. The terms of each type of Award made under the Plan need not be identical, and the Board need not treat Participants uniformly.

(d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) ACQUISITION EVENTS; DISSOLUTION OR LIQUIDATION

(1)	CONSEQUENCES OF ACQUISITION EVENTS. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that outstanding Awards shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; provided however, that if any successor corporation refuses to assume or substitute such Awards, then the Board shall: (i) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified date (the “Acceleration Date”) prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event (provided that, in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), the Board may provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options); and (ii) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event.

An “Acquisition Event” shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(2)	DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Participant as soon as practicable prior to the effective date of such proposed event. The Board, in its discretion, may upon written notice to the Participants, (i) provide that all then unexercised Options will become exercisable in full as of a specified date and for a specified period of time prior to such proposed event and (ii) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions immediately prior to the effectiveness of such proposed event.

(3)	ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

(f) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards made to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(g) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(h) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(i) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, or that any Restricted Stock Awards shall be free of all restrictions, as the case may be.

8.	MISCELLANEOUS

(a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted, by the Board but Awards previously granted may extend beyond that date.

(d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company’s stockholders.

(e) STOCKHOLDER APPROVAL. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

(f) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Approved by Board of Directors:	January 28, 1997
Approved by Stockholders:	April 22, 1997
Amendment:	April 20, 1999
Amendment:	February 22, 2001